Exhibit 99.1

IR CONTACT:	Kate Patterson	MEDIA CONTACT:	Cas Purdy
	Websense, Inc.		Websense, Inc.
	(858) 320-8072		(858) 320-9493
	kpatterson@websense.com		cpurdy@websense.com

N E W S   R E L E A S E

Websense Reiterates 2008 Guidance Ahead of Annual Analyst Briefing and Announces Preliminary Results for Q1’08

First Quarter Non-GAAP Revenue Expected to be Between $86 and $87 Million

SAN DIEGO, April 8, 2008—Websense, Inc. (NASDAQ: WBSN) today announced that it intends to reiterate its previously-issued outlook for 2008 at its fourth annual analyst briefing on Wednesday, April 9, 2008.  As originally outlined on January 29, 2008, management expects full year results to be within the following ranges:

Billings	$345 – $355 million
Non-GAAP revenue	$325 – $335 million
Non-GAAP operating margin	28 – 30 percent
Non-GAAP earnings per diluted share	$1.15 to $1.25

Management’s outlook for non-GAAP revenue, operating margin and earnings per diluted share reflects the addition of approximately $51 million in revenue from SurfControl that would have been recognized during 2008 under subscriptions that were included in deferred revenue as of the date of the acquisition, but will not be recognized as revenue on a post-acquisition basis under generally accepted accounting principles (GAAP) due to a required write-down of SurfControl’s deferred revenue to fair value.  Management’s outlook for non-GAAP earnings per diluted share also excludes restructuring costs from the acquisition of SurfControl, amortization of intangible assets, and the accrual for retention bonuses in connection with the PortAuthority and SurfControl acquisitions, as well as stock based compensation expense and the related tax effects

The analyst briefing will be held in San Francisco in conjunction with the RSA Conference and will be webcast live from the company’s investor relations Web portal, www.websense.com/investors, beginning at 9:00 am Pacific.  Gene Hodges and members of the senior management team will introduce the company’s Essential Information Protection™ strategy and outline the product roadmap for 2008.  Additionally, industry analyst Peter Firstbrook of the Gartner Group will discuss current trends in the information security industry.

Preliminary First Quarter Results

Websense also announced preliminary results for the first quarter of 2008. First quarter billings, which represent the full amount of subscriptions billed to customers during the quarter, are expected to be between $67 and $68 million.  Additionally, the company anticipates that first quarter non-GAAP revenue will be between $86 and $87 million.  Non-GAAP earnings per diluted share are expected to exceed the mean forecast of 30 cents published on First Call.

Anticipated first quarter non-GAAP revenue includes approximately $20 million in revenue from SurfControl that would have been recognized during this period under subscriptions that were included in deferred revenue as of the date of the acquisition, but will not be recognized as revenue on a post-acquisition basis under GAAP due to a required write-down of SurfControl’s deferred revenue to fair value. Final results, including GAAP and non-GAAP revenue and earnings per diluted share, will be released on May 1, 2008.

“We are pleased with our progress integrating the business of SurfControl and with the response of customers worldwide to our expanded product offering.  We have proven our ability to manage our operating expenses, and we are on plan to achieve the anticipated cost synergies,” remarked Gene Hodges, Websense chief executive officer.  “We remain confident in our outlook for 2008.  We have a record number of subscriptions up for renewal in the second half of the year, and we are becoming more effective at cross selling our solutions.  With the major functional areas now integrated, I believe the risk of a major disruption to our business due to the acquisition has declined.”

Additional financial highlights from the first quarter include:

•                  An increase in the percentage of billings from one-year contracts to approximately 60 percent, resulting in a decrease in the average contract length of first quarter billings by approximately three months compared to the first quarter of 2007

•                  Early principal payments of $30 million, which reduced the total outstanding debt to $160 million

•                  Repurchase of 264,400 shares for a total of approximately $5 million

•                  Cash balances at March 31, 2008 of approximately $70 million

Non-GAAP Financial Measures

This press release provides expected ranges for revenue, operating margin and earnings per diluted share that are not calculated in accordance with generally accepted accounting principles (GAAP).  Estimated ranges include revenue from SurfControl that would have been recognized during the first quarter and full year 2008 under subscriptions that were included in deferred revenue as of the date of the acquisition, but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of the write-down of the majority of SurfControl’s deferred revenue to fair value on the acquisition date. Additionally, estimated ranges for

2008 operating margin and earnings per diluted share exclude stock-based compensation expense, as well as certain cash and non-cash expenses related to the PortAuthority and SurfControl acquisitions. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP statements of operations for the first quarter will be provided when final financial statements are issued on May 1, 2008.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the first quarter of 2008 will be provided when final first quarter financial results are released on May 1, 2008.

First Quarter Final Results Conference Call

The company plans to release final first quarter 2008 financial results after the market closes on May 1, 2008.  Management will host a conference call and simultaneous webcast to discuss the final results at 2:00 p.m. Pacific Time, also on May 1, 2008. To participate in the call, investors should dial (877) 545-1414 (domestic) or (719) 325-4848 (international) ten minutes prior to the scheduled start of the call.  A simultaneous audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

For investors unable to participate in the live event, an archive of the webcast will be available on the company’s Web site through June 30, 2008 and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 8126344.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, messaging and data protection technologies, provides Essential Information Protection™ for more than 42 million employees at more than 50,000 organizations worldwide.  Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies.  For more information, visit www.websense.com.

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

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This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the estimates of first quarter and full year 2008 results, the expectations regarding the benefits of the combination with SurfControl, including expected synergies, expectations regarding integration success and risks, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks of operating globally, including currency fluctuation risks, risks relating to ongoing compliance with the covenants in the senior credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.